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                                                                                                  Exhibit 21
                                          THERMOQUEST CORPORATION
                                       Subsidiaries of the Registrant

As of February 28, 1999, ThermoQuest Corporation owned the following companies:
                                                                               STATE OR
                                                                             JURISDICTION     PERCENT OF
                                   NAME                                           OF           OWNERSHIP
                                                                             INCORPORATION
               Denley Instruments Limited                                   England               100
               E-C Apparatus Limited                                        England               100
               Finnigan FT/MS Inc.                                          Delaware              100
               Finnigan Corporation                                         Delaware              100
                  Finnigan Instruments, Inc.                                New York              100
                  Finnigan International Sales, Inc.                        California            100
                  Finnigan MAT China, Inc.                                  California            100
                  Finnigan MAT (Delaware), Inc.                             Delaware              100
                  Finnigan MAT Instruments, Inc.                            Nevada                100
                  Finnigan MAT International Sales, Inc.                    California            100
                  Finnigan MAT (Nevada), Inc.                               Nevada                100
                      Finnigan MAT GmbH                                     Germany               100
                          ThermoQuest Analytische Systeme GmbH              Germany               100
                      Finnigan MAT S.R.L.                                   Italy                 100
                          Thermo Separation Products S.R.L.                 Italy                 100
                      Masslab Limited                                       United Kingdom        100
                      Thermo Instruments Australia Pty. Limited             Australia             100
                      ThermoQuest Ltd.                                      United Kingdom        100
                          Finnigan MAT Ltd.                                 United Kingdom        100
                             ThermoQuest AB                                 Sweden                100
                          Thermo Separation Products Ltd.                   United Kingdom        100
                  Finnigan Properties, Inc.                                 California            100
               Forma Scientific, Inc.                                       Delaware              100
                  Forma Ohio Inc.                                           Ohio                  100
                  International Equipment Company                           Delaware              100
                      International Equipment Company Limited               England               100
                  Savant Instruments, Inc.                                  New York              100
               Forma Scientific Limited                                     England               100
               Hypersil Inc.                                                Delaware              100
               Hypersil Limited                                             England               100
               Life Sciences International (Hong Kong) Limited              Hong Kong             100
               Life Sciences International, Inc.                            Pennsylvania          100
               Life Sciences (Europe) Limited                               England               100
                  Life Sciences International (UK) Limited                  England               100
                      Kenbury Limited                                       England               100
               Savant Instruments Limited                                   England               100
               ThermoQuest B.V.                                             Netherlands           100
                  Thermo Separation Products B.V.                           Netherlands           100
                      Thermo Separation Products B.V. B.A.                  Belgium               100
               ThermoQuest France S.A.                                      France                100
                  Finnigan Automass S.A.                                    France                100
                  Finnigan MAT S.A.R.L.                                     France                100
                  Thermo Separation Products S.A.                           France                100
               ThermoQuest Italia S.p.A.                                    Italy                 100
               ThermoQuest Spain S.A.                                       Spain                 100
               ThermoQuest Wissenschaftliche Gerate GmbH                    Austria               100
               Thermo Separation Products AG                                Switzerland           100
               Thermo Separation Products Inc.                              Delaware              100
               ThermoQuest K.K.                                             Japan                 100

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